Exhibit 17


                    FirstMerit Government Money Market Fund
                       (a portfolio of FirstMerit Funds)

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                August __, 2002

This proxy is being solicited on behalf of the Board of Trustees of FirstMerit Funds (the "Trust") and relates to the proposal with respect to the Trust, on behalf of FirstMerit Government Money Market Fund (the "Fund"), a portfolio of the Trust. The undersigned appoints as proxies _______ and _______ and each of them (with power of substitution), to vote all the undersigned's shares in the Fund at the Special Meeting of Shareholders to be held on August __, 2002 at 2:00 p.m., at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, and any adjournment thereof (the "Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal specified below. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

Your vote is important no matter how many shares you own. Please sign and date this proxy below and return it promptly in the enclosed envelope or fax it to
--------------------.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRSTMERIT EQUITY FUND
(a portfolio of FirstMerit Funds)

Vote On Proposal                                       FOR   AGAINST   ABSTAIN

To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Automated Government Cash Reserves would acquire all of the assets of the Fund in exchange for shares of Automated Government Cash Reserves, a portfolio of Money Market Obligations Trust, to be distributed pro rata by the Fund to holders of its shares, respectively, in complete liquidation and termination of the Fund.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR FAX IT TO
------------.


Please sign exactly as name appears hereon. If shares are held in the name of joint owners, at least one owner must sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

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Signature (owner, trustee, custodian, etc.)                   Date